As filed with the Securities and Exchange Commission on July 17, 1996
                                          Registration No. 333-______
=====================================================================

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                      ---------------------

                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ---------------------

               BILLING INFORMATION CONCEPTS CORP.
     (Exact name of registrant as specified in its charter)

          DELAWARE                                74-2781950
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)

   9311 SAN PEDRO, SUITE 400
      SAN ANTONIO, TEXAS                                 78216
(Address of principal executive offices)               (Zip code)

                      ---------------------

               BILLING INFORMATION CONCEPTS CORP.
                     401(k) RETIREMENT PLAN
                    (Full title of the plan)

                      ---------------------

    MARSHALL N. MILLARD, ESQ.                  COPY TO:
BILLING INFORMATION CONCEPTS CORP.      JOSEPH A. HOFFMAN, ESQ.
   9311 SAN PEDRO, SUITE 400                ARTER & HADDEN
   SAN ANTONIO, TEXAS  78216         1717 MAIN STREET, SUITE 4100
     (Name and address of              DALLAS, TEXAS  75201-4605
      agent for service)


                         (210) 321-6900
             (Telephone number, including area code,
                      of agent for service)

                      ---------------------

                 CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------
Title of Securities to       Amount to be Registered    Proposed Maximum      Proposed Maximum
  be Registered (1)                                      Offering Price          Aggregate          Amount of Registration
                                                        Per Share (5)(6)    Offering Price (5)(6)           Fee (6)
- --------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
 par value per share           25,000 shares (2)(3)          $2.32                $58,000                   $100.00
- --------------------------------------------------------------------------------------------------------------------------
Series A Junior
Participating Preferred                (4)                    (4)                    (4)                       (4)
Stock Purchase Rights
- --------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------

     (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, the Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

     (2) Maximum number of shares expected to be acquired under the Billing Information Concepts Corp. 401(k) Retirement Plan (the "Plan") in 1996 and 1997.

     (3) Pursuant to Rule 416, additional shares of the Common Stock of the Company issued or which become issuable in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered hereunder.

     (4) The Series A Junior Participating Preferred Stock Purchase Rights (the "Purchase Rights") are initially carried and traded with the Company's Common Stock. The value attributable to the Purchase Rights, if any, is reflected in the value of the Company's Common Stock.

     (5) Estimated solely for the purpose of calculating the registration fee.

     (6) Calculated pursuant to Rule 457(h) under the Securities Act of 1933. The pro forma book value per share of the Common Stock offered hereunder was $2.32 as of March 31, 1996.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

     Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Not required to be filed with this Registration Statement.


                             PART II

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Billing Information Concepts Corp. (the "Company") hereby incorporates by reference in this Registration Statement the Company's registration statement on Form 10, as amended, File No. 0-28536, filed with the Securities and Exchange Commission (the "Commission") containing (i) audited financial statements for the Company's fiscal year ended September 30, 1995, and (ii) a description of the terms, rights and provisions applicable to the Company's outstanding Common Stock and attached Series A Junior Participating Preferred Stock Purchase Rights.

     All documents filed by the Company or the Plan subsequent to the date of effectiveness of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the Delaware General Corporation Law (the "DGCL"), directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and that the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Company.

     Article VIII of the Bylaws of the Company requires the Company to indemnify any person to whom, and to the extent, indemnification may be granted pursuant to Section 145 of the DGCL.

     Article XI of the Company's Amended and Restated Certificate of Incorporation provides that each person who was or is made a party to, or is involved in any action, suit or proceeding by reason of the fact that he is or was a director, officer or employee of the Company will be indemnified by the Company against all expenses and liabilities, including attorneys' fees, reasonably incurred by or imposed upon him, except in such case where the director, officer or employee is adjudged guilty of willful misfeasance in the performance of his duties. Article XI also provides that the right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer or employee may be entitled.

     The foregoing summaries are necessarily subject to the complete text of the statute, Certificate and Bylaws referred to above and are qualified in their entirety by reference thereto.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     Except as noted below, the following exhibits are filed herewith and made a part hereof:

     EXHIBIT        DESCRIPTION OF DOCUMENT
     -------        -----------------------
      4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit
              3.1 to the Company's Registration Statement on Form
              10, File No. 0-28536).

      4.2     Certificate of Designation of Series A Junior
              Participating Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 10, File No. 0-28536).

      4.3 Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form 10, File No. 0-28536).

      4.4 Rights Agreement, dated as of July 10, 1996, between the Company and U.S. Trust Company of Texas, N.A. (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form 10, File No. 0-28536).

      4.5 Billing Information Concepts Corp. 401(k) Retirement Plan (filed herewith).

      5.1     Opinion of Arter & Hadden (filed herewith).

      5.2 Pursuant to Item 8(b) of Form S-8, the Company will submit the Plan and any amendment to the Plan to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code, as amended.

     23.1     Consent of Arter & Hadden (included in Exhibit 5.1).

     23.2     Consent of Arthur Andersen LLP (filed herewith).

     24.1 Power of Attorney (included on the signature pages to this Registration Statement).

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant undertakes, pursuant to Rule 401(b) under the Securities Act of 1933, that the form and contents of any amendment to the Registration Statement shall conform to the applicable rules and forms under the Securities Act of 1933 as in effect on the filing date of such amendment.

                           SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 16, 1996.

                              BILLING INFORMATION CONCEPTS CORP.

                              By:  /s/ Parris H. Holmes, Jr.
                                   ----------------------------------------
                                   Parris H. Holmes, Jr.
                                   Chairman of the Board and Chief
                                   Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Parris H. Holmes, Jr., Kelly E. Simmons and Marshall N. Millard, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                     TITLE                      DATE
     ---------                     -----                      ----

/s/ Parris H. Holmes, Jr.   Chairman of the Board         July 16, 1996
- -------------------------   and Chief Executive
Parris H. Holmes, Jr.       Officer (Principal
                            Executive Officer)


/s/ Alan W. Saltzman        President and Director        July 16, 1996
- -------------------------
Alan W. Saltzman


/s/ Kelly E. Simmons        Senior Vice President         July 16, 1996
- -------------------------   and Chief Financial
Kelly E. Simmons            Officer (Principal
                            Financial and Accounting
                            Officer)


/s/ Lee Cooke               Director                      July 16, 1996
- -------------------------
Lee Cooke


/s/ James E. Sowell         Director                      July 16, 1996
- -------------------------
James E. Sowell

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 16, 1996.




                                     BILLING INFORMATION CONCEPTS CORP.
                                     401(K) RETIREMENT PLAN



                                     By: /s/ Kelly E. Simmons
                                         ---------------------------------
                                         Kelly E. Simmons
                                         Trustee

                        INDEX TO EXHIBITS


                                                                  SEQUENTIALLY
EXHIBIT                                                              NUMBERED
NUMBER   DESCRIPTION OF DOCUMENT                                       PAGE
- -------  -----------------------                                  ------------
4.1      Amended and Restated Certificate of
         Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's
         Registration Statement on Form 10, File No.
         0-28536).

4.2      Certificate of Designation of Series A Junior
         Participating Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 10, File No. 0-28536).

4.3 Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Registration
         Statement on Form 10, File No. 0-28536).

4.4 Rights Agreement, dated as of July 10, 1996, between the Company and U.S. Trust Company of Texas, N.A. (incorporated by reference to Exhibit 4.2 to the Company's Registration
         Statement on Form 10, File No. 0-28536).

4.5      Billing Information Concepts Corp. 401(k)
         Retirement Plan (filed herewith).

5.1      Opinion of Arter & Hadden (filed herewith).

5.2 Pursuant to Item 8(b) of Form S-8, the Company will submit the Plan and any amendment to the Plan to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code, as amended.

23.1     Consent of Arter & Hadden (included in Exhibit 5.1).

23.2     Consent of Arthur Andersen LLP (filed herewith).

24.1 Power of Attorney (included on the signature pages to this Registration Statement).